UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)

At the Annual Meeting, stockholders of Consolidated Edison, Inc. (“Con Edison”) voted to elect the members of its Board of Directors; to ratify the appointment of its independent accountants; and to approve, on an advisory basis, named executive officer compensation.

(b)

The name of each director elected, the number of shares voted for or against each director and the number of abstentions as to each director were as shown in the following table. Not included in such amounts were 51,610,187 shares that were broker non-votes.

Name	For	Against	Abstentions
Timothy P. Cawley	217,852,727	21,541,129	1,694,686
John F. Killian	218,575,130	21,910,124	603,288
Karol V. Mason	237,372,227	2,972,067	744,248
Dwight A. McBride	238,575,105	1,861,473	651,964
William J. Mulrow	225,003,394	15,474,438	610,710
Michael W. Ranger	220,323,114	20,139,066	626,362
Linda S. Sanford	238,064,301	2,336,216	688,025
Deirdre Stanley	231,792,503	8,609,565	686,474
L. Frederick Sutherland	223,419,116	17,051,720	617,706
Catherine Zoi	238,847,128	1,660,281	581,133

(c)

The results of the vote to ratify the appointment of PricewaterhouseCoopers LLP as Con Edison’s independent accountants for 2025 were as follows: 268,135,295 shares were voted for this proposal; 23,646,430 shares were voted against the proposal; and 917,004 shares were abstentions.

(d)

The results of the advisory vote to approve named executive officer compensation were as follows: 222,281,526 shares were voted for this proposal; 17,281,530 shares were voted against the proposal; 1,525,486 shares were abstentions and 51,610,187 shares were broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: May 21, 2025